CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Pre-Effective Amendment to the Registration Statement on Form N-2A of the Cornerstone Progressive Return Fund and to the use of our report dated February 20, 2014 on the financial statement of the Cornerstone Progressive Return Fund.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
April 21, 2014